Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are based upon the historical condensed consolidated statements of Sphere 3D Corp. (the “Company”), adjusted to give effect to the sale of all of the shares of capital stock of Overland Storage, Inc. (“Overland”) in accordance with the Share Purchase Agreement (as amended by that certain First Amendment to Share Purchase Agreement dated August 21, 2018, and as further amended by that certain Second Amendment to Share Purchase Agreement dated November 1, 2018, the “Purchase Agreement”), dated February 20, 2018, by and among Company, Overland Storage, Inc., a California corporation and a wholly owned subsidiary of the Company (“Overland”), and Silicon Valley Technology Partners, Inc. (“Purchaser”) (formerly Silicon Valley Technology Partners LLC) excluding (a) the businesses of (i) Unified ConneXions, Inc. and (ii) HVE ConneXions, LLC, and (b) the SNAP network attached storage business. These unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2017 filed with the United States Securities and Exchange Commission on March 21, 2018 and the Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018 filed with the United States Securities and Exchange Commission on November 7, 2018.

The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale as if it had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the proposed sale of shares as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated statements of operations also give effect to the transactions contemplated by the Purchase Agreement pursuant to which the Company sold to Purchaser all of the issues and outstanding capital stock of Overland (the “Share Purchase”) in consideration for (i) the issuance to the Company of shares of Series A Preferred Stock of Purchaser (the “SVTP Shares”) representing 19.9% of the outstanding shares of capital stock of Purchaser as of the closing of the Share Purchase, (ii) the conversion of $6.5M of the outstanding principal amount of that certain 8% Senior Secured Convertible Debenture, dated December 1, 2014, by and between the Company and FBC Holdings S.A.R.L (“FBC”), having an outstanding principal amount of $24.5 million (as amended, the “Debenture”) into 6,500,000 non-voting preferred shares of the Company (the “Preferred Shares”), and (iii) the release of the Company and all of its subsidiaries from all the obligations and liabilities under the Closing Indebtedness (as defined below) and assumption thereof by Purchaser. “Closing Indebtedness” means the Indebtedness (as defined in the Purchase Agreement) evidenced by (i) the Debenture, provided that only $18 million of the outstanding principal amount of the Debenture shall be included in the definition of Closing Indebtedness, (ii) that certain Credit Agreement, dated April 6, 2016, by and among Overland, Tandberg Data GMBH, and Opus Bank, as amended and as assigned to FBC, having an outstanding principal amount of $18.9 million, and (iii) that certain Subordinated Promissory Note, dated December 11, 2017, by and between Overland and MF Ventures, LLC (“MFV”), having an outstanding principal amount of $2.2 million.

The unaudited pro forma adjustments related to the sale of the shares of Overland are based on available information and assumptions that management believes are (1) directly attributable to the sale of the shares; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on consolidated operating results. The SNAP network attached storage business was not a separate legal entity of the Company and was never operated as a stand-alone business, division or subsidiary. The Company has never prepared full stand-alone financial statements for the SNAP network attached storage business and has not maintained the distinct and separate accounts necessary to prepare such financial statements. Therefore, certain costs and expenses presented in the unaudited pro forma condensed consolidated statements of operations have been allocated to the SNAP network attached storage business based on a specific identification basis or, when specific identification was not practicable, a proportional cost allocation method. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the Company had been operated on a stand-alone basis for the periods presented. Furthermore, the unaudited pro forma condensed consolidated financial information included herein is for informational purposes only and is not necessarily indicative of what the Company’s financial performance and financial position would have been had the Share Purchase been completed on the dates assumed, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected in any future period. Certain significant assumptions are set forth under the Note to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future. The Company cautions shareholders that its future results of operations, including uses of cash and financial position, may significantly differ from those described in these unaudited pro forma condensed consolidated financial statements, and accordingly, these unaudited pro forma condensed consolidated financial statements should be read in conjunction with the disclosures in the proxy statement filed with the United States Securities and Exchange Commission on April 26, 2018 regarding the nature of the Company’s business following completion of the transactions contemplated by the Purchase Agreement.

Sphere 3D Corp.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)
As of September 30, 2018

		Pro Forma
		Pro Forma		Pro Forma
	Sphere 3D	Adjustments	Notes	Results
Assets
Current Assets:
Cash and cash equivalents	$2,081	$(581)	(a)(b)	$1,500
Accounts receivable, net	7,298	(6,765)	(b)	533
Investment	-	2,500	(m)	2,500
Inventories	8,000	(6,532)	(b)	1,468
Other current assets	1,621	(1,206)	(b)	415
Total current assets	19,000	(12,584)		6,416

Property and equipment, net	2,349	(2,340)	(b)	9
Goodwill	11,590	(10,205)	(b)	1,385
Intangible assets, net	38,409	(34,709)	(b)	3,700
Other assets	1,172	(843)	(b)	329
Total assets	$72,520	$(60,681)		$11,839

Liabilities and Shareholders 'Equity
Current liabilities:
Accounts payable	$10,726	$(6,464)	(b)	$4,262
Accrued liabilities	5,176	(3,125)	(b)(j)(c)	2,051
Accrued payroll and employee compensation	2,560	(525)	(b)(i)	2,035
Deferred revenue	3,235	(2,365)	(b)	870
Debt, related party	45,584	(45,084)	(c)(n)	500
Other current liabilities	880	(869)	(b)	11
Total current liabilities	68,161	(58,432)		9,729
Deferred revenue, long term	1,690	(996)	(b)	694
Preferred Shares	-	6,500	(o)	6,500
Other non-current liabilities	1,962	(1,945)	(b)	17
Total liabilities	71,813	(54,873)		16,940
Shareholders' equity:
Common stock	181,178	1,246	(d)	182,424
Accumulated other comprehensive (loss)	(1,686)	(9)	(b)	(1,695)
Accumulated deficit	(178,785)	(7,045)	(l)	(185,830)
Shareholders' equity	707	(5,808)		(5,101)
Total liabilities and equity	$72,520	$(60,681)		$11,839

Sphere 3D Corp.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
For the Nine Months Ended September 30, 2018

		Pro Forma
	Sphere	Pro Forma		Pro Forma
	3D	Adjustments	Notes	Results
Net revenue	$53,800	$(47,590)	(e)	$6,210
Cost of revenue	37,234	(31,686)	(e)	5,548
Gross profit	16,566	(15,904)	(e)	662

Operating expenses:
Sales and marketing	11,707	(9,561)	(e)	2,146
Research and development	3,011	(533)	(e)	2,478
General and administrative	13,186	(8,499)	(e)(h)	4,687
	27,904	(18,593)		9,311
Loss from operations	(11,338)	2,689		(8,649)

Interest expense	(4,956)	4,956	(f)	-
Other income (expense), net	(229)	198	(e)(k)	(31)
(Loss) income before income taxes	(16,523)	7,843		(8,680)
Provision (benefit) for income taxes	1,154	(1,154)	(e)(g)	-
Net (loss) income	$(17,677)	$8,997		$ (8,680)

Net loss per share:
Basic and diluted	$(11.55)			$(5.42)
Shares used in computing net loss per share:
Basic and diluted	1,531		(d)	1,601

Sphere 3D Corp.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
For the Year Ended December 31, 2017

		Pro Forma
	Sphere	Pro Forma		Pro Forma
	3D	Adjustments	Notes	Results
Net revenue	$81,523	$(69,186)	(e)	$12,337
Cost of revenue	56,839	(47,017)	(e)	9,822
Gross profit	24,684	(22,169)	(e)	2,515

Operating expenses:
Sales and marketing	18,682	(15,282)	(e)	3,400
Research and development	7,281	(1,783)	(e)	5,498
General and administrative	20,112	(10,539)	(e)(h)	9,573
Impairment of acquired intangible assets	2,524	(230)	(e)	2,294
	48,599	(27,834)		20,765
Loss from operations	(23,915)	5,665		(18,250)

Interest expense	(5,911)	5,891	(f)(p)	(20)
Other income (expense), net	2,010	(209)	(e)(k)	1,801
(Loss) income before income taxes	(27,816)	11,347		(16,469)
Provision (benefit) for income taxes	(1,632)	780	(e)(g)	(852)
Net (loss) income	$(26,184)	$10,567		$(15,617)

Net loss per share:
Basic and diluted	$(42.10)			$(21.87)
Shares used in computing net loss per share:
Basic and diluted	622		(d)	714

1. Note to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available. Accordingly, the final adjustments may be materially different from those presented in this document.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)	Reflects the cash and cash equivalents on hand at closing, including $500,000 provided pursuant to that certain Secured Promissory Note dated November 14, 2018 (the “Note”).

(b)	Reflects the elimination of assets and liabilities attributable to the sale of Overland.

(c)

Reflects the elimination of debt and accrued interest. As the sale of Overland results in the sale of assets securing the debt, upon the closing of the Share Purchase, the debt is settled at the then principal, plus accrued and unpaid interest to such date. The pro forma adjustment to accrued expenses includes the removal of $0.7 million of accrued interest as of September 30, 2018.

(d)	Reflects equity awards which are subject to accelerated vesting at the closing of the Share Purchase.

(e)	Reflects the elimination of income and expenses attributable to the Share Purchase.

(f)	Reflects the elimination of interest expense attributable to the debt.

(g)

Overland has historically not recognized any income tax benefit related to its net losses because Overland maintains a full valuation allowance on its deferred tax assets. A full valuation allowance is maintained, as future profitability is uncertain.

(h)

Includes (i) an estimated $0.3 million, for the nine months ended September 30, 2018, and $0.5 million, for the year ended December 31, 2017, to support the Company during the transition services period, (ii) an estimated reduction in audit fees of $0.2 million, for the nine months ended September 30, 2018, and $0.3 million for the year ended December 31, 2017, and (iii) the removal of $1.6 million, for the nine months ended September 30, 2018, and $0.2 million for the year ended December 31, 2017, of expenses relating to the direct, incremental costs of the Share Purchase which are reflected in the historical financial statements.

(i)

Includes severance costs of $1.1 million associated with the Share Purchase. The Company currently intends to renegotiate portions of these arrangements to reduce the cash payable under them in an effort to conserve cash of the Company following the closing of the Share Purchase.

(j)	Includes addition of estimated remaining transaction costs of $0.3 million and Director’s and Officer’s insurance of $0.8 million.

(k)	Includes an estimated reduction of management services of $0.6 million and $0.5 million, for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively.

(l)	The overall adjustment to accumulated deficit includes the net effect of the sale of Overland, debt repayment and adjustments arising from the transaction as described above.

(m)

Reflects the investment by Company into Purchaser in connection with Share Purchase, pursuant to which the Company was issued shares of Series A Preferred Stock of Purchaser representing 19.9% of the outstanding shares of capital of Purchaser as of the closing of the Share Purchase.

(n)	Reflects the Note, which bears interest at 8% per annum and is due in May 2019.

(o)	Reflects the issuance of $6.5 million of Preferred Shares.

(p)	Includes interest expense for the duration of the Note.